Exhibit 99.2

©2016 Quotient Technology Inc. T he Quotient logo is a trademark of Quotient Technology Inc

Forward Looking Statements

This presentation and the accompanying oral presentation contain "forward-looking" statements that are based on our management's beliefs and assumptions and on information currently available to management, including our projections regarding future financial performance, our ability to grow our business, our plans for our future investments and expansion, the continued shifts in our industry, and our expectations with respect to consumers', retailers' and consumer packaged goods companies' (CPG's) future demand and behavior, our expectations regarding the continued scaling of the Retailer iQ platform and its ability to grow and perform and meet the expectations of consumers, retailers and CPGs, as well as the anticipated financial benefits therefrom, our expectations regarding the expanded distribution of the Shopmium platform and the expected benefits, the growth potential of Quotient Insights and the expected benefits, our digital print and digital paperless initiatives and our efforts with respect to attract additional retailers, and our expectations to successfully leverage our investment and operating expenses. Quotient operates in a very competitive and rapidly changing environments, and new risks may emerge from time to time. It is not possible for Quotient's management to predict all risks, nor can it assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Quotient may make. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available to Quotient's management at the date of this presentation and its management's good faith belief as of such date with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, Quotient's financial performance, including its revenues, margins, costs, expenditures, growth rates and operating expenses, and its ability to generate positive cash flow and become profitable; the amount and timing of digital promotions by CPGs, which are affected by budget cycles, economic conditions and other factors; the company's ability to adapt to changing market conditions, including the Company's ability to adapt to changes in consumer habits, including mobile device usage; seasonal variations in consumer behavior; the Company's ability to retain and expand its business with existing CPGs and retailers; the company's ability to negotiate fee arrangements with CPGs and retailers; the impact of mobile on the Company's platform; the Company's ability to maintain and expand the use by consumers of digital promotions on its platforms and add retailers to such platforms; the Company's ability to attract and retain third-party advertising agencies, performance marketing networks and other intermediaries; the Company's ability to acquire and integrate new companies; the Company's ability to effectively manage its growth; the effects of increased competition in the Company's markets and its ability to compete effectively; the Company's ability to effectively grow and train its sales team; the Company's ability to obtain new CPGs and retailers and to do so efficiently; the Company's ability to successfully integrate acquired companies into its business; the Company's ability to maintain, protect and enhance its brand and intellectual property; costs associated with defending intellectual property infringement and other claims; the Company's ability to successfully enter new markets; the Company's ability to develop and launch new services and features; and the Company's ability to attract and retain qualified employees and key personnel. These factors, together with those described in greater detail in the Company's annual report on Form 10-K filed with the SEC on March 11, 2016 and in the Company's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings made with the SEC, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. In addition to the U.S. GAAP financials, this presentation includes certain non-GAAP financial measures. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Quotient considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. The use of non-GAAP measures is further discussed in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Quotient's website. The press release also defines our non-GAAP financial measure of Adjusted EBITDA. A reconciliation between GAAP and non-GAAP measures can also be found in the accompanying press release and in the Appendix hereto.

©2016 Quotient Technology Inc.

Quotient 2

©2016 Quotient Technology Inc. Steven Boal CEO 3

©2016 Quotient Technology Inc. Jennifer Ceran CFO 4

©2016 Quotient Technology Inc. 5 Q1 FY2016 Financial Summary • Revenue was $ 66.1 million • Up 19% YoY due to strong performance across the business in paperless, print and media • Total transactions were 537 million • Up 30% YoY, driven by continued strength in digital paperless and improvement in digital print • Adjusted EBITDA was $4.3 million , reflecting higher revenue, as well as continued investment for future growth • Ended the quarter with a cash and investment balance of $ 149 million , used $10.9 million to repurchase 1.7 million shares of stock • Strong start to year as Retailer iQ momentum continues to build through retailer marketing efforts and shopper demand

©2016 Quotient Technology Inc. $42.5 $40.9 $41.7 $51.3 $51.0 $13.1 $15.0 $14.8 $18.1 $15.1 Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 Q1 FY16 Promotions Media 6 Revenue Revenue $55.6 $55.9 $56.5 $ 69.4 $66.1 QoQ - 7% 1% 1% 23% - 5% YoY 8% 8% - 4% 16% 19% Millions

©2016 Quotient Technology Inc. 7 Transactions QoQ 10% - 10% 8% 16% 15% YoY 1% - 3% - 8% 25% 30% • QoQ growth driven by 11% increase in digital print and 17% increase in digital paperless • Retailer iQ transactions up 47% QoQ • YoY growth accelerated to 30% driven by a 10% increase in digital print and 50% increase in digital paperless • Average promotion revenue per transaction in Q1 FY16 was $0.095 A transaction is defined as any action that generates revenue, directly or indirectly, including per item transaction fees, set up fees, volume - based fixed fees, and revenue sharing. Transactions continue to exclude retailer offers that generate no direct revenue. Millions 413 372 403 469 537 Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 Q1 FY16 Digital Print Digital Paperless

©2016 Quotient Technology Inc. 8 Retailer iQ Rollout By Retailer Banners and Distributors Q4 FY15 Q1 FY16 As of Today Implemented Retailer iQ deployed at POS and live at retail stores 15 16 17 Marketing Retailer has begun marketing digital coupon program to build consumer adoption 7 12 12 • 5 additional banners began early - stage marketing efforts in Q1 • Continue to expand market coverage across U.S. with additional Retailer iQ partners

Non-GAAP Gross Margin


61.5%
61.2%
60.4%
64.0%
62.6%
Q1 FY15
Q2 FY15
Q3 FY15
Q4 FY15
Q1 FY16

- Excludes ~$500K for SBC expense
- YoY increase was driven by higher revenue and cost management, partially offset by a higher proportion of distribution fees related to Retailer iQ
- QoQ decrease was driven primarily by lower revenue, partially offset by the benefit of cost management

Non-GAAP Gross Margin excludes stock-based compensation expense. A reconciliation table for the periods presented can be found in the Appendix section of this presentation.

©2016 Quotient Technology Inc.

Quotient 9

©2016 Quotient Technology Inc. 33% 35% 18% 17% 10% 12% Q1 FY15 Q1 FY16 Gen'l and Administrative Research & Development Sales & Marketing Non - GAAP Operating Expenses excludes stock - based compensation expense and any changes in fair value of contingent consideration. A reconciliation table for the periods presented can be found in the Appendix section of this presentation. 10 Q1 Non - GAAP Operating Expenses YoY increase driven by higher costs associated with being a public company and headcount YoY increase driven by increased media and advertising, and headcount related costs $ 42.2M $ 34.0M YoY decrease driven primarily from headcount growth in lower cost locations

Adjusted EBITDA



Millions
$4.0
$4.6
$2.2
$7.5
$4.3
Q1 FY15
Q2 FY15
Q3 FY15
Q4 FY15
Q1 FY16

Margin	*7%*	*8%*	*4%*	*11%*	*7%*

- YoY improvement driven by higher revenue, partially offset by distribution fees, media spend, and other operating costs
- QoQ decline primarily driven by lower revenue and increased headcount

Note: Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for interest expense, other income (expense) - net, provision for (benefit from) income taxes, depreciation and amortization, change in fair value contingent consideration and stock-based compensation.

©2016 Quotient Technology Inc.

Quotient

©2016 Quotient Technology Inc. Note: Adjusted EBITDA, a non - GAAP financial measure, is net income (loss) adjusted for interest expense, other income (expense) - net, provision for (benefit from) income taxes, depreciation and amortization, change in fair value contingent consideration and stock - based compensation, and gain on sale of a right to use a w eb domain name 12 Q2 & Full Year 2016 Outlook • Raising annual revenue guidance to reflect upside in Q1 • Tightened Adjusted EBITDA guidance range to reflect revenue upside with continued investments in data & analytics and infrastructure FY2016 Q2 Full Year Low High Low High Revenue (M) $62 $64 $257 $265 YoY Growth 11% 15% 8% 12% Q2 Full Year Adjusted EBITDA (M) $3 $4 $23 $25 Margin 5% 6% 9% 10%

©2016 Quotient Technology Inc. In Summary • Great start to year driven by continued strength across our business as our network scales • Retailer iQ marketing efforts building, as retailers adopt digital marketing best practices to help drive shopper adoption • Focused on margin improvement, balancing investments for growth opportunities with operational efficiencies and expense management • Pleased with the momentum in the first quarter and excited to transform the industry as retailers and CPGs digitally connect with shoppers through Retailer iQ

©2016 Quotient Technology Inc. Thank You 14

©2016 Quotient Technology Inc. Appendix 15

©2016 Quotient Technology Inc. 16 Reconciliation of Non - GAAP Gross Margin Q1 FY 15 Q2 FY 15 Q3 FY 15 Q4 FY 15 Q1 FY 16 Revenues 55,562$ 55,867$ 56,467$ 69,413$ 66,051$ Cost of Revenues 21,867 22,122 22,778 25,436 25,212 (less) Stock based compensation (449) (433) (419) (427) (497) Non-GAAP Cost of revenues 21,418$ 21,689$ 22,359$ 25,009$ 24,715$ Non-GAAP Gross margin* 34,144$ 34,178$ 34,108$ 44,404$ 41,336$ Adjusted Gross Margin Percentage 61.5% 61.2% 60.4% 64.0% 62.6% * Non-GAAP gross margin excludes stock-based compensation. (Unaudited, in thousands) QUOTIENT TECHNOLOGY INC. RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN

©2016 Quotient Technology Inc. 17 Reconciliation of Non - GAAP Operating Expense Q1 FY 15 Q1 FY 16 Revenues 55,562$ 66,051$ Sales and marketing expenses 21,084 24,500 (less) Stock based compensation (2,941) (1,583) Non-GAAP Sales and marketing expenses 18,143$ 22,917$ Non-GAAP Sales and marketing percentage 33% 35% Research and development 12,942 13,532 (less) Stock based compensation (2,784) (2,240) Non-GAAP Research and development expenses 10,158$ 11,292$ Non-GAAP Sales and marketing percentage 18% 17% General and administrative expenses 8,491 11,250 (less) Stock based compensation (2,758) (3,290) Non-GAAP General and administrative expenses 5,733$ 7,960$ Non-GAAP General and administrative percentage 10% 12% Non-GAAP Operating expenses* 34,034$ 42,169$ Non-GAAP Operating expense percentage 61% 64% * Non-GAAP operating expenses excludes stock-based compensation and any change in fair value of contingent consideration. RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES (Unaudited, in thousands)

©2016 Quotient Technology Inc. Note: Adjusted EBITDA, a non - GAAP financial measure, is net loss adjusted for interest expense, other income (expense) - net, p rovision for (benefit from) income taxes, depreciation and amortization, change in fair value contingent consideration and stock - based compensation. 18 Reconciliation of Net Loss to Adjusted EBITDA Q1 FY 15 Q2 FY 15 Q3 FY 15 Q4 FY 15 Q1 FY 16 Net loss (4,001)$ (9,342)$ (9,818)$ (3,569)$ (8,195)$ Adjustments: Stock-based compensation 8,932 8,507 8,074 6,833 7,610 Depreciation and amortization 3,908 3,872 4,099 4,621 5,128 Change in fair value of contingent consideration (354) 2,076 (238) (253) (102) Interest expense 80 82 126 2 — Other (income) expense, net 61 (40) (47) 48 (192) Provision for (benefit from) income taxes 192 (571) (9) (173) 46 Gain on sale of a right to use a web domain name (4,800) — — — — Total adjustments 8,019$ 13,926$ 12,005$ 11,078$ 12,490$ Adjusted EBITDA 4,018$ 4,584$ 2,187$ 7,509$ 4,295$ Adjusted EBITDA Margin (1) 7% 8% 4% 11% 7% (1) Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues. QUOTIENT TECHNOLOGY INC. RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (Unaudited, in thousands)